UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

CRISPR THERAPEUTICS AG

(Exact Name of Company as Specified in Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aeschenvorstadt 36

4051 Basel

Switzerland

+41 61 228 7800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2017, CRISPR Therapeutics AG (the “Company”) announced that its wholly owned subsidiary, CRISPR Therapeutics, Inc., had entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Samarth Kulkarni, Ph.D., which amended and restated his previous agreement dated October 6, 2016. Pursuant to the Employment Agreement, Dr. Kulkarni will serve as President of CRISPR Therapeutics, Inc., effective May 3, 2017. Dr. Kulkarni will continue to serve as the Chief Business Officer of the Company and acting Principal Financial Officer.

Dr. Kulkarni, age 38, has served as the Company’s Chief Business Officer since August 2015 and acting Principal Financial Officer since March 21, 2017. Prior to joining the Company, Dr. Kulkarni was at McKinsey & Company from 2006 to July 2015, with various titles, his most recent being Partner within the Pharmaceuticals and Biotechnology practice. Dr. Kulkarni received a Ph.D. in Bioengineering and Nanotechnology from the University of Washington and a B. Tech. from the Indian Institute of Technology.

Pursuant to the terms of the Employment Agreement, Dr. Kulkarni is entitled to receive an annual base salary of $415,000, subject to yearly adjustments as determined by the Company’s Board of Directors (the “Board”). Dr. Kulkarni is also eligible for an annual performance bonus of not less than 45% of his annual salary, subject to the achievement of performance targets determined by the Board.

In the event the Company elects to terminate Dr. Kulkarni’s employment without cause (as defined in the Employment Agreement) or Dr. Kulkarni elects to resign with good reason (as defined in the Employment Agreement), the Employment Agreement extends the notice period for such termination or resignation from six months to twelve months. During such notice period, and subject to Dr. Kulkarni’s execution of a release, Dr. Kulkarni shall continue to be entitled to receive base salary, benefits and continued vesting during such period and shall be entitled to receive an amount equal to his target bonus for the year in which the termination occurs, prorated based upon the number of days in the notice period. Dr. Kulkarni shall also be entitled to receive a prorated bonus for the year in which the notice of termination is provided, prorated based upon the number of days actually worked during such year, and based upon actual performance during such year.

During the notice period, Dr. Kulkarni shall be placed on garden leave on the 15th day following receipt of the notice (or such earlier date as the Company shall determine in its sole discretion), and the Company will be required to release Dr. Kulkarni from his working obligations for the remainder of the notice period. During this period of garden leave, Dr. Kulkarni may enter into other employment or consulting arrangements and accept board positions with other companies. However, Dr. Kulkarni will continue to be entitled to all compensation under his employment agreement through the garden leave period.

In connection with entering into the Employment Agreement, Dr. Kulkarni will receive a new stock option award for the purchase of 100,000 common shares, at an exercise price equal to the fair market value of such shares on the date of grant, which option shall vest and become exercisable in 48 equal monthly installments on the final day of each calendar month occurring after May 3, 2017. The first such installment will vest on May 31, 2017. The other material terms of Dr. Kulkarni’s employment agreement were not amended.

There are no family relationships between Dr. Kulkarni and any director or executive officer of the Company.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD

On May 4, 2017, the Company issued a press release announcing the Employment Agreement with Dr. Kulkarni. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated May 3, 2017, by and between CRISPR Therapeutics Inc. and Samarth Kulkarni

99.1	Press release dated May 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR THERAPEUTICS AG

Date: May 4, 2017	By:	/s/ Rodger Novak, M.D.

Rodger Novak, M.D.

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated May 3, 2017, by and between CRISPR Therapeutics Inc. and Samarth Kulkarni

99.1	Press release dated May 4, 2017.